# STATE OF WYOMING
## Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

**WD Hall Exploration Company**

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **3rd** day of **November**, **2010**.

Max Maxfield
Secretary of State

By: Jenny Kline

Filed Date: 11/03/2010

**Wyoming Secretary of State**
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 11/03/2010 12:57 PM
ID: 2010-000592136

# Profit Corporation
# Articles of Incorporation

1. Corporation name: WD Hall Exploration Company

2. Name and physical address of its registered agent: SmallBiz Agents, Inc.
*(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office.* ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

109 W. 17th Street

Cheyenne WY 82001

3. Mailing address of the corporation:

109 W. 17th Street

Cheyenne WY 82001

4. Principal office address:

2709 House Road, Kettle Falls, WA 99141

5. Number and class of shares the corporation will have the authority to issue:

50,000,000 Common shares with a par value of $0.001

6. Incorporators *(list names and addresses of each incorporator)*:

Karen Sena

PO Box 13092

Tucson, AZ 85732

7. Execution (*all incorporators must sign*):

**Signature:** Karen Sena **Date:** 10/28/2010 *(mm/dd/yyyy)*

Print Name: Karen Sena

**Signature:** ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

**Signature:** ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

Contact Person: Karen Sena

Daytime Phone Number: 520 881-3989 Email: ksena@smallbiz.com

Checklist

- [✓] ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- [✓] The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- [✓] For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.
- [✓] **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

**Other Requirements:**

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.